EXHIBIT 10
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                         EMPLOYMENT AGREEMENT


	This Agreement ("Agreement"), dated as of September 20, 2007 (the "Effective Date"), is between Questar Assessment, Inc., a
Delaware corporation (the "Company"), and Roy Lipner, an individual resident of Deerfield, Illinois ("Executive"). The
Company and Executive are collectively referred to in this Agreement as the "Parties."

	WHEREAS, the Company desires to employ Executive, and Executive desires to accept employment with the Company, as set forth in this Agreement;

	In consideration of the mutual covenants expressed below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.      EMPLOYMENT.
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	As of a date determined by Executive in writing but not
later than November 1, 2007 (the "Start Date"), Executive shall be employed by the Company, and the Company shall employ Executive, on the terms and conditions expressed in this Agreement. This employment is not to be considered a guaranty of employment for any specific duration. As an at-will employee, Executive and, subject to the severance terms in this Agreement, the Company, have the right to terminate the employment of Executive at any time, subject to the provisions of this Agreement concerning the termination of the Executive's employment without "Cause" or his resignation for "Good Reason." During the term hereof, the Executive shall devote his full business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and its Affiliates and to the discharge of his duties and responsibilities hereunder in a manner reasonably consistent with the professional duties, responsibilities and loyalty of his position, except that the Executive may, subject to the approval of the Board (which approval shall not be unreasonably withheld), devote a reasonable amount of time to charitable and educational endeavors and to personal affairs and the boards of directors of other corporations, trade associations or charitable organizations including, but not limited to, the Chicago Economic Club, to the extent that such exceptions do not interfere with the Executive's responsibilities to the Company and its Affiliates. "Affiliates" means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company where control may be by management authority, equity interest or otherwise. Executive agrees that the covenants set forth in that certain Employee Proprietary Rights Agreement and Non-competition Agreement annexed hereto as Exhibit A ("Rights Agreement") and made a part hereof, and all other provisions of such Rights Agreement related to the enforcement thereof, shall survive the termination of Executive's employment hereunder for any reason.

2.      DUTIES.
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	(a)	As of the Start Date, Executive shall initially
serve the Company as its President and Chief Operating Officer and thereafter, within twelve to eighteen months of the Start Date, and subject to Executive's continuing employment by the Company, shall be appointed Chief Executive Officer of the Company and shall, as President and Chief Operating Officer, have responsibility for all Company operations other than Human Resources and Finance which will continue to direct report to the Chief Executive Officer. As President and Chief Operating Officer, Executive shall report to the Company's Chief Executive Officer. Thereafter, as Chief Executive Officer of the Company, Executive shall report to the Board of Directors of the Company and to the Chairman of the Board and shall have responsibility for all operations without exclusion.

	(b)	As President, Chief Operating Officer and,
thereafter, as Chief Executive Officer of the Company, Executive shall perform such assignments and have such duties and authorities as are appropriate to his position(s), and shall perform such assignments and have such other related duties as may reasonably be assigned, delegated, designated, or modified from time to time by those to whom he reports and by the Board or its Chairman. Except as specifically set forth in Section 2(a) above, Executive's duties shall include, without limitation, overall operational responsibility for all Company business, including the oversight of sales, marketing, promotion, strategic planning and development for the Company's business; provided that while President and Chief Operating Officer of the Company, those duties of the Chief Executive Officer as described in the Company's bylaws in effect from time to time shall remain with the Chief Executive Officer of the Company. Executive's office shall be at the Company's place of business in Apple Valley, Minnesota; provided, however, that Executive shall render his services at such other locations from time-to-time as the proper performance of Executive's duties may reasonably require or permit. The Company acknowledges and agrees that the Executive may continue to reside in Illinois during the term of his employment with the Company.

	(c)	Upon the appointment of Executive as Chief Executive
Officer, Executive shall be recommended for appointment to the Company's Board as soon as may be practicable, but in any event not later than the next scheduled meeting of the Board.

3.      COMPENSATION.
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        (a)     BASE SALARY.  During the period Executive is employed
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as President and Chief Operating Officer, the Company shall pay to
Executive at such intervals as are in effect from time to time for other executive officers of the Company, an annual base salary of not less than $300,000 (the "Base Salary"). During the period Executive is employed as Chief Executive Officer, the Company shall increase the Executive's Base Salary to not less than $350,000. Base Salary may be increased thereafter if the Company, in its sole and absolute discretion, determines that such an increase is advisable based on such factors as the Compensation Committee of the Company (the "Committee") shall reasonably consider appropriate from time to time. Executive's
Base Salary shall be payable in accordance with the Company's customary employee payroll policy as in effect from time to time.
 Such Base Salary, together with any other compensation which may be payable to Executive hereunder, shall be less such deductions as shall be required to be withheld by applicable law and regulations and shall be pro-rated for any period that does not constitute a full twelve (12) month period.

        (b)     BONUS OPPORTUNITY.
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                (i)     A signing bonus totaling $200,000 shall be
payable by the Company to Executive on the following conditions.
 Within ninety (90) days following the Start Date, provided no notice of termination for "Cause" or resignation without "Good Reason" has been given, Executive will receive from the Company one-half of the signing bonus, i.e., One Hundred Thousand Dollars ($100,000). Not later than March 31, 2008, provided no notice of termination for "Cause" or "Resignation without Good Reason" has been given, Executive will receive the balance of the signing bonus, i.e., One Hundred Thousand Dollars ($100,000). In the event of the termination of the Executive's employment for "Cause" or his resignation without "Good Reason" (as each is defined in Paragraph 4 below) at any time prior to the anniversary date of the Start Date, Executive shall reimburse the Company for a pro rata portion of such bonus for each month or portion thereof from the date of termination to such anniversary date.

                (ii) During the term hereof, Executive shall be entitled to participate in the Company's Executive Bonus Plan as such incentive compensation plan is developed, adopted and in effect from time to time. Prior to adopting and developing the Executive Bonus Plan, the Company agrees that it will consult with the Executive about it and its provisions; provided that Executive's advice concerning such plan shall be advisory only and not binding on the ultimate decisions of the Company with regard to such plan. Except as otherwise expressly provided herein, Executive's participation in any such incentive compensation plan shall be subject to (A) the terms of the applicable plan documents, (B) generally applicable policies of the Company, and (C) the reasonable discretion of the Board or any committee of the Board provided for in or contemplated by such plans. Executive understands and agrees that the Company may adopt, amend, replace or terminate any or all of its incentive compensation plans from time to time in the sole discretion of the Board and that nothing contained herein shall obligate the Company to adopt or continue any such plan or any term thereof; provided, however, that adoption, amendment,
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replacement or termination of one or all of the plans shall not affect the Executive's right to receive any bonuses he has earned to date and, in any event, not less than the minimum bonuses set forth below during his employment under this Agreement.
Executive shall be entitled to receive, for the plan year in which termination of his employment occurs, unless such termination is as a result of "Cause", or "Resignation without Good Reason" (each as defined in Paragraph 4 below), a bonus under any incentive compensation plan in which he is then a participant, pro-rated to the date of termination and calculated on the basis of the prior year's bonus under such plan. With respect to the Fiscal Year 2008 (ending 10/31/08), provided that he is employed hereunder at the time the 2008 executive incentive compensation bonus is payable to executives of the Company generally, the Executive shall be awarded an incentive bonus payable on or before March 31, 2009 but in any event no later than Section 409A of the Internal Revenue Code requires so as not to trigger additional tax liability for the Executive. It is currently anticipated but not guaranteed that an executive bonus plan to be developed and adopted by the Committee, shall initially include a "target" bonus for the position of Chief Operating Officer, based on achievement of the objectives or goals established by the Committee for Fiscal Year 2008 (ending 10/31/08), of 50% expressed as a percentage of Base Salary (at plan as opposed to above plan). The Committee shall discuss proposed performance objectives or goals with Executive and work in good faith to develop them with the Executive, but the Company may finally determine the objectives or goals. Bonus compensation, however, shall not be guaranteed, and the amount of additional cash compensation earned by Executive (if any) under the terms of this Paragraph 3(b) and any executive bonus plan in effect hereafter will depend upon Executive's level of performance, as reasonably determined by the Committee and in accordance with applicable plan documents. It is agreed, in the event that the criteria used to determine Executive's bonus under this provision for Fiscal Year 2008 shall be limited solely to criteria related to the Company's fiscal performance based upon revenues and profits as determined on an annual basis as opposed to quarterly and individual performance objectives as such objectives are determined in the sole discretion of the Committee.

        (c)     BENEFIT PLANS; ADDITIONAL BENEFIT.   Until this
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Agreement is terminated as provided herein and subject to any contribution therefore generally required of employees of the Company, the Executive shall be entitled to participate in any and all employee benefit plans from time to time in effect for employees of the Company generally, except to the extent such plans are in a category of benefit (such as severance pay) otherwise provided to Executive hereunder. Participation in such plans shall be subject to (1) the terms of the applicable plan documents, (2) generally applicable Company policies and (3) the discretion of the plan administrators provided for in or contemplated by such plan. The Company may alter, modify, add to or delete its employee benefit plans and its retirement plans at any time as it, in its sole discretion, determines to be appropriate, without recourse by the Executive. Notwithstanding the foregoing, the Executive shall be entitled to at least four
(4) weeks of vacation per year.

        (d)     EXPENSES AND RELOCATION.  Executive shall be entitled
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to reimbursement for all normal and reasonable travel,
entertainment and other expenses necessarily incurred by him in the performance of his duties hereunder in accordance with the policies, practices and procedures of the Company as amended from time to time. In lieu of any relocation payments, the Executive, who is currently not anticipating relocation from Illinois to Minnesota, shall be entitled to an annual mutually renewable benefit of up to Forty Thousand Dollars ($40,000) per twelve month period to cover his properly documented travel, lodging and car expenses.

4.      TERMINATION.
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        (a)     TERMINATION UPON DEATH OR DISABILITY:
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                (i)     If while employed by the Company Executive should
die, then Executive's employment shall be deemed to have automatically terminated as of the date of Executive's death.
Executive's estate shall be entitled to any unpaid vested amounts or benefits then due under any Company compensation, incentive or benefit plan; any then-vested but unconveyed equity compensation owed to Executive; and outstanding reimbursable business expenses incurred by Executive prior to such termination.

                (ii) In the event of the Executive's "Disability" (as defined below), the Company shall have the right to terminate the employment of Executive at the Company's election not less than 30 days after the date of such event. Subject to compliance with applicable law (including the Family and Medical Leave Act, the Americans with Disabilities Act, and any applicable state or local laws), "Disability" means the earlier of (i) a mental or physical condition that renders Executive incapable of performing his duties and obligations under this Agreement for a period of three (3) consecutive months or more than ninety (90) days in any eight (8) month period, in the written opinion of a competent physician specializing in such condition reasonably selected by the Company who has personally examined and evaluated Executive's condition and who has consulted with Executive's physician, (ii) determination of Disability under any disability income policy covering Executive and (iii) determination of Disability pursuant to the Personnel Handbook of the Company as amended from time to time. In the event the Company elects to terminate the Executive's employment pursuant to this Paragraph 4(a)(ii), then the Executive shall be entitled to receive from the Company all the amounts and benefits payable or provided to the Executive under Paragraph 4(a)(i) above as if death had occurred.

        (b)     TERMINATION FOR CAUSE OR RESIGNATION WITHOUT GOOD
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REASON:    Only the following, as determined by the Board in its
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reasonable judgment, shall constitute Cause for termination of the Executive's employment:

                (i) any act of fraud, embezzlement, or other misappropriation or any other material act or omission by Executive that amounts to a willful breach of Executive's fiduciary duty to Company; (ii) Executive's conviction or plea of nolo contendere of a felony under state or federal law, or the equivalent under foreign law; (iii) any other material acts or omissions by Executive constituting willful dereliction of Executive's duties hereunder; (iv) material breach by Executive of any of the restrictive covenants contained in the Rights Agreement; and (v) Executive's default of any material obligations under this Agreement (other than those specified in clauses (i) through (iv) above) and including but not limited to the requirement that Executive effect a Start Date not later than October 29, 2007; provided however, that in connection with
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clause (v) herein, the Company shall have given Executive written notice specifying any such acts, omissions or default and permitted Executive to cure any such default within the period of 30 days after receipt of such notice if such default is capable of being cured and Executive has failed to cure such breach within such 30 days; provided, further, however that the Company
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shall not be obligated to provide Executive with notice and opportunity to cure more the same event or default under clause
(v) herein. If Executive's employment is terminated by Company for Cause or Executive terminates this Agreement or resigns without Good Reason (as defined in Paragraph 4(d) below), Company's obligations to Executive shall terminate immediately; provided that Company shall promptly pay to Executive any unpaid
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vested amounts or benefits then due under any Company
compensation, incentive or benefit plan; any then-vested but unconveyed equity compensation owed to Executive; the pro rata portion of all earned and unpaid Base Salary, and outstanding reimbursable business expenses incurred by Executive prior to such termination. In the event of such termination of employment for Cause or resignation without Good Reason at any time prior to the first anniversary date of the Start Date, Executive shall promptly reimburse the Company for the $200,000 sign on bonus paid by the Company pursuant to Paragraph 3(b), such reimbursement to be on a pro-rata basis for each calendar month or portion thereof remaining from the Start Date to the date of termination. For purposes of this Agreement, no act on the part of the Executive shall be considered "willful" unless it is done by the Executive in bad faith or without reasonable belief that the Executive's action was in the best interests of the Company. Any act or omission of the Executive based upon authority given pursuant to the Articles of Incorporation of the Company or Bylaws of the Company or a resolution duly adopted by the Company's Board or based upon the advice of counsel for the Company shall be conclusively deemed to be done by Executive in good faith and in the best interests of the Company.

        (c)     TERMINATION WITHOUT CAUSE BY COMPANY, OR FOR GOOD
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REASON BY EXECUTIVE:    If the Company terminates the Executive's
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employment without Cause (including, but not limited to,
terminating this Agreement before Executive commences work for Company), or if Executive's employment hereunder is terminated by Executive for Good Reason (as defined in Paragraph 4(d) below), the Company's obligations to Executive shall terminate immediately; provided that Company shall promptly pay to
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Executive (i) any unpaid vested amounts or benefits then due under any Company compensation, incentive or benefit plan; any then-vested but unconveyed equity compensation owed to Executive; and outstanding reimbursable business expenses incurred by Executive prior to such termination; (ii) any unpaid portion of Executive's Base Salary earned to date; (iii) severance, in an amount equal to monthly Base Salary as in effect at the date of termination for a period of twelve (12) months thereafter (the "Severance Period"), payable monthly; (iv) the pro rata portion of Executive's bonus, if any, under Paragraph 3(b)(ii) of this Agreement for the Fiscal Year in which termination occurs if a bonus would have otherwise been earned by Executive at the end of the Fiscal Year under the bonus plan criteria for such Fiscal Year; and (v) if not already paid to Executive, the $200,000 sign on bonus provided for under the provisions of Paragraph 3(b) hereof, each of which shall be paid to Executive on the dates set forth in Paragraph 3(b). In addition, any and all unvested stock options and stock grants of the Executive shall accelerate and immediately and fully vest and shall be exercisable by the Executive for ninety (90) days after the termination of his employment without "Cause" or for "Good Reason," provided, however, that if the Company terminates Executive's employment without Cause prior to his being appointed Chief Executive
Officer of the Company or if the Executive terminates his employment for Good Reason prior to his being appointed Chief Executive Officer of the Company, then only fifty percent (50%) of the Executive's unvested stock options and stock grants will accelerate and immediately and fully vest. Under Paragraph
(e)(v) above, for example, if Executive's employment is terminated in the sixth month after the start of the Fiscal Year having completed five full months, and under the Executive Bonus Plan in effect for such Fiscal Year at the end of the Fiscal Year a determination is made that an annual bonus of $150,000 would have been payable to Executive for such Fiscal Year, the Company shall pay to Executive, at the time bonuses under the Plan are paid, a bonus of $62,500 ($150,000 ./. 12 x 5). If the Executive should die at any time after the termination of his employment pursuant to this Paragraph 4(c), the amounts or benefits payable or provided to the Executive under this Paragraph 4(c) shall continue to be paid to the Executive's estate or designated beneficiary in accordance with the provisions of Paragraph 3(a).

	Executive shall not be required to seek other employment or take other action in order to mitigate his damages or to be entitled to the any of the payments, bonuses, benefits, expenses, perquisites, and stock options and grants under this Agreement.
The Company shall not be entitled to set off against any such payments benefits, bonuses, expenses, perquisites, and stock options and grants due or any other amounts of money payable to Executive any amounts he earns in other employment or engagement after the termination of his employment with the Company without Cause or for Good Reason or any amounts that he might or could have earned in other employment or engagement had he sought such other employment or engagement.

        (d)     GOOD REASON.  For purposes of this Agreement, Good
                -----------
Reason shall mean any act or omission identified below to which Executive does not consent and which does not occur in connection with the termination of Executive's employment for Cause, other than Good Reason, Death or Disability, as provided in this Agreement. The following shall constitute "Good Reason" for termination by the Executive:

                (i)     Any (A) failure to designate Executive, or
(B) removal of the Executive from, any of the following positions:

                        (I)     as President and Chief Operating
Officer until he is appointed as Chief Executive Officer or as Chief Executive Officer (which appointment shall occur not later than 18 months after the Start Date); or

                        (II)    Member of the Board or Executive's
failure to be appointed Chief Executive Officer); or

                (ii)     a substantial and material reduction or
change in Executive's duties;

                (iii) a material breach by Company of any provision of this Agreement;

provided, however, that in each of (i) through (iii) above,
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Executive shall first have given the Company written notice specifying the Good Reason, and Company shall have failed to cure any such failure within the period of 30 days after receipt of such notice if capable of cure within such period.

        (e)     RELEASE.  The Company's obligations to make payments
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under Paragraph 4(c) are conditioned on the Executive's execution of a general release in favor of the Company in such form as the Company shall reasonably specify.

        (f)     DATE OF TERMINATION.  "Date of Termination" means the
                -------------------
date of receipt of a notice of termination or any later date specified therein, as the case may be; provided, however, that
(i) if the Executive's employment is terminated by the Company other than for Cause or Disability or by reason of death, the Date of Termination shall be the date on which the Company notifies Executive of such termination and (ii) if Executive's employment is terminated by reason of death or Disability, or resignation, the Date of Termination shall be the date of death or Executive or the Disability effective date, or the last date of employment, as the case may be.

5.      STOCK OPTIONS AND AWARDS.
        ------------------------

	(a)	As an incentive to enter into this Agreement, the
Company, immediately upon the Start Date of this Agreement, shall deliver to Executive a Stock Option Agreement pursuant to its 2000 Stock Option Incentive Plan ("Stock Option Plan"), granting to Executive ten (10) year options for 97,000 shares of Common Stock of the Company at fair market value as of the Start Date. The option is subject in all respects to the terms and conditions of the Stock Option Plan and the Stock Option Agreement. When the Executive becomes the Chief Executive Officer of the Company, the Company shall deliver to Executive a Stock Option Agreement pursuant to its Stock Option Plan granting to Executive ten (10) year options for 30,000 shares of the Common Stock of the Company at fair market value as of the date of grant, subject to the commitment to the Stock Option Plan by the Company of sufficient additional shares necessary to fund said grant. To the extent any benefit that the Executive is to receive under the Company's Stock Option Plan, Stock Option Agreement, or other agreement is in conflict with this Agreement, the provisions of this Agreement (provided that they are more favorable to the Executive) shall control.

	(b)	As a further incentive to enter into this Agreement,
immediately upon the later of (i) the Start Date of this Agreement and (ii) the adoption of a new incentive compensation plan by the Company which, as of the date hereof, is expected to occur no later than the Start Date of this Agreement, the Company shall grant to the Executive an award of Common Stock of the Company in such number of whole shares as will aggregate the amount of $115,000 priced as set forth in the next sentence with any fractional shares paid in cash. Shares shall be issued at fair market value as of the date of grant and shall become vested over a three (3) year period with 33 1/3% of such stock vesting on the first anniversary date of the Start Date, 33 1/3% of such stock vesting on the second anniversary date of the Start Date, and 33 1/3% of such stock vesting on the third anniversary of the Start Date such that 100% of such stock has vested as of such third anniversary date. Executive shall have no rights as a stockholder with respect to any share of Common Stock to be issued with respect to this grant until the date of vesting.

	(c)	The Company hereby agrees that it shall cause to be
filed with the Securities and Exchange Commission a registration statement on Form S-8 (or equivalent form as may be in effect at such time) with respect to all options granted to Executive under the Plan. The Company covenants that it shall keep such registration statement current until Executive is no longer employed by the Company. The Company hereby agrees that, for so long as either the Company does not have an effective registration statement on Form S-8 or the Company has an effective registration statement on Form S-8 but Executive is restricted in his ability to resell shares acquired pursuant to the exercise of options because of the provisions of General Instruction C.2(b) to Form S-8, Executive shall have "piggyback" registration rights with respect to the options granted to Executive under the Stock Option Plan and the shares underlying such options.

	(d)	If there shall occur a "Change of Control" (as defined
below), then any and all unvested stock options and stock grants of the Executive shall accelerate and immediately and fully vest and shall be exercisable by the Executive for the time period for exercise set forth in any applicable agreements or plans concerning the Executive's stock options and stock grants. As used in this Agreement, the term "Change of Control" shall mean the occurrence hereafter of one of the following events: (I) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the "Act"), becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under the Act, of forty percent (40%) or more of the voting stock of the Company; (II) the Company adopts any plan of liquidation providing for distribution of all or substantially all of its assets; (III) all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or (IV) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, fifty percent (50%) or less of the voting stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the voting stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company); provided, however, that for purposes of determining whether or not a "Change of Control" has occurred with respect to the Company, the following transactions shall not constitute a Change of Control:

                (1) The offer or issuance of shares of common stock, options to acquire common stock, common stock equivalents or rights with respect to common stock or other equity securities or derivative securities pursuant to a stock incentive plan of the Company, or the reservation of shares for issuance pursuant to such plan;

                (2) The offer, sale, assignment or transfer of any shares of common stock of the Company (collectively, the "Sale") to any of Cahill Warnock Strategic Partners Fund, L.P. , Strategic Associates, L.P., Camden Partners Strategic Fund III, L.P., Camden Partners Strategic Fund III-A, L.P., or any other fund sponsored by, managed by or affiliated with Camden Partners Strategic Manager, LLC (collectively the "Camden Affiliates"); or

                (3) The Sale by one or more Camden Affiliates which, in the aggregate, constitutes (i) less than 40% of the outstanding shares of common stock of the Company on a fully-diluted basis at the time of transfer or (ii) 40% or more of the outstanding shares of common stock of the Company on a fully-diluted basis at the time of transfer, and if the provisions of Section (d)(I) above are not met (i.e., as a result of such transfer no "person" as such term is used in Sections 3(a)(9) and 13(d) of the Act, becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under the Act, of forty percent (40%) or more of the voting stock of the Company).

As clarification, the Sale by one or more Camden Affiliate of 40% or more of the outstanding shares of common stock of the Company on a fully-diluted basis at the time of transfer which does, as a result of such transfer, result in a "person" as such term is used in Section 3(a)(9) and 13(d) of the Act, becoming a "beneficial owner," as such term is used in Rule 13d-3 promulgated under the act of 40% or more of the outstanding shares of common stock of the Company on a fully-diluted basis at the time of transfer, would constitute a Change of Control hereunder.

6.      EXECUTIVE'S REPRESENTATIONS AND WARRANTIES AND
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INDEMNIFICATION.
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        (a)     RIGHT TO ENTER INTO AGREEMENT:    Executive has the
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right and is free to execute this Agreement, to grant the rights granted by him to the Company hereunder, and to perform each and every term and provision hereof.

        (b)     BREACH UNDER OTHER AGREEMENT OR ARRANGEMENT:    Neither
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the execution and delivery of this Agreement nor the performance by Executive of any of his obligations hereunder does or shall constitute a violation, breach, or default under, any agreement, arrangement or understanding, or any other restriction of any kind, to which Executive is a party or by which Executive is bound.

        (c)     INDEMNIFICATION.
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                (i)     Executive agrees and does hereby indemnify save
and hold Company harmless from and against any and all damages, liabilities, costs, losses and expenses (including legal costs and reasonable attorney's fees) arising out of or in connection with any claim, demand or action by a third party arising out of or related to any of the warranties, representations or agreements made by Executive under Section 6(a) or (b) of this Agreement. Executive agrees to reimburse Company, within ten
(10) business days after demand is made by the Company, for any payment made by Company at any time with respect to any such demand, liability, costs, loss or expense to which the foregoing indemnity applies; provided, such payment arises from a final judgment or arbitration or a settlement made with Executive's prior consent, which consent Executive shall not unreasonably withhold. Company shall notify Executive in writing of any such claim, demand or action promptly after Company has been formally advised thereof and Executive shall have the right, at his expense, to participate in the defense thereof with counsel of his choice. Notwithstanding the foregoing to the contrary, Executive shall not be liable to indemnify Company as provided above to the extent that any above referenced claim is covered by any insurance policies Company has elected to maintain generally for the benefit of officers.

                (ii) To the maximum extent provided for or permitted by the Company's Certificate of Incorporation and By-Laws, the Company shall indemnify the Executive from and against any and all of the expenses, claims, demands, liabilities, proceedings, and other matters referred to in, or covered by, such Certificate and By-Laws. To the maximum extent permitted by applicable law, the Company shall provide officers and directors liability insurance to Executive with coverage limits and terms commensurate with industry standards.

7.      NOTICES.  Any notice, consent or other communication under
        -------
this Agreement (hereinafter "Notice") shall be in writing and shall be delivered personally, sent by facsimile transmission
(and confirmed in writing) or overnight courier (regularly providing proof of delivery) or sent by registered, certified, or express mail and shall be deemed given when so delivered personally, sent by facsimile transmission and confirmed in any other manner permitted in this Paragraph 7 or overnight courier, or if mailed five (5) business days after the date of deposit in the United States mail as provided herein. Notices shall be addressed to Executive at 311 Burr Oak Avenue Deerfield, IL
60015, with a copy to Funkhouser Vegosen Liebman & Dunn Ltd., 55
W. Monroe Street, Suite 2300, Chicago, IL 60603, Attention: Jon Vegosen, Esq. Notices shall be addressed to the Company at 4 Hardscrabble Heights, Brewster, New York 10509, Attention: Andrew
L. Simon or Chairman of the Board, with copy to Rider, Weiner & Frankel, P.C., 655 Little Britain Road, Newburgh, NY 12550;
Attention: Maureen Crush, Esq. Either party may change its address for Notices hereunder by notice to the other party in accordance with this Paragraph 7.

8.      ASSIGNMENT.  This Agreement is personal in its nature, and
        ----------
neither the Company nor Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of Executive in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any other entity or transfer all or substantially all of its properties or assets to any other entity. This Agreement shall inure to the benefit of and be binding upon the Company and Executive, their respective successors, executors, administrators, heirs and permitted assigns.

9.      FURTHER INSTRUMENTS.  Executive shall furnish Company with
        -------------------
any further instruments, in such form and substance as shall be approved or designated by Company, which Company may reasonably require or deem necessary, from time to time, in its discretion, to more fully effectuate or carry out the purposes, provisions or intent of this Agreement.

10.     COMPLETE AGREEMENT; MODIFICATION AND TERMINATION.  This
        ------------------------------------------------
Agreement and the Schedules and Exhibits annexed hereto contain the entire agreement between the parties with respect to Executive's employment by Company, superseding all existing agreements between them concerning Executive's employment. This Agreement may not be amended, modified, superseded, canceled, or waived except by a written instrument signed by the party to be charged provided, however, that the Company shall have the right,
        -----------------
after consultation and agreement with the Executive, to amend this Agreement or take any action or inaction that is reasonably necessary in order for all compensation paid to Executive by the Company to be fully compliant with Section 409A of the Internal Revenue Code of 1986, as amended with the least adverse tax consequence for the Executive. The headings in this Agreement are solely for the convenience of reference and shall not affect its interpretation.

11.     GOVERNING LAW.  This Agreement shall be interpreted in
        -------------
accordance with, and governed by, the laws of the State of Minnesota, without regard to conflicts of law doctrines. Any claim, dispute or disagreement in respect of this Agreement may be brought only in the courts of the State of Minnesota, in Dakota County or the federal courts within the State of Minnesota and in Dakota County, which courts shall have exclusive jurisdiction thereof. Any process in any action or proceeding commenced in such courts may, among other methods, be served upon the parties hereto, as applicable, by delivering or mailing the same, via registered or certified mail, return receipt requested, addressed to Company or Executive, as applicable, at the addresses set forth or designated pursuant to Paragraph 7, above. Any such service by delivery or mail shall be deemed to have the same force and effect as personal service within the State of Minnesota.

12.     SEVERABILITY. If any portion or provision of this
        ------------
Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

13.     WAIVER. No waiver of any provision hereof shall be
        ------
effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

14.     HEADINGS. The headings and captions in this Agreement are
        --------
for convenience only, and in no way define or describe the scope or content of any provision of this Agreement.

15.     COUNTERPARTS. This Agreement may be executed in two or
        ------------
more counterparts, each of which shall, when executed, be deemed to be an original and all of which together shall constitute one and the same instrument.


	IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the date first above written.

						QUESTAR ASSESSMENT, INC.


						By:____________________________
						   	Name:  Andrew L. Simon
						   	Title: Chief Executive Officer


						EXECUTIVE:


						____________________________
   							Roy Lipner

                                                                     EXHIBIT A
                                                                     ---------
                    EMPLOYEE PROPRIETARY RIGHTS AGREEMENT
                    -------------------------------------
                        AND NON-COMPETITION AGREEMENT
                        -----------------------------

      As a condition of my employment by QUESTAR ASSESSMENT, INC., a Delaware corporation (the "Company"), and in consideration of my promise of employment, compensation and enhanced benefits, I, ROY LIPNER, agree as follows:

        1.      NOT AN EMPLOYMENT AGREEMENT.  This Proprietary
                ---------------------------
Information Agreement shall not be deemed to be an employment
                            ---
agreement. I understand that nothing in this Proprietary Information Agreement changes, or is intended to change, the basic premise that my employment with the Company is governed by that certain Employment Agreement to which this Agreement is a part thereof. No representative of the Company has the authority to enter into an agreement contrary to this. The Company may in its sole discretion reasonably modify or enlarge any of the privileges or benefits of my employment at the Company without notice consistent with applicable law.

        2.      CONFIDENTIAL INFORMATION AND INVENTIONS.  I acknowledge
                ---------------------------------------
that I will have access to the Company, and its Affiliates' trade secrets and proprietary information regarding certain test materials, scoring and reporting processes and other technologies. The Company and its Affiliates' trade secrets and proprietary information shall include without limitation ideas, computer code, source codes, mask works, software development tools, specifications, schematics, processes, techniques, designs, know-how, marketing plans, financial data, customer lists, referral and vendor sources, and scanning, scoring, reporting and testing methods (collectively "Confidential
Information").

        I may also have access to proprietary information or materials belonging to other parties which the Company is required to keep confidential (collectively "Third Party Information"). During my employment, I may also conceive, develop or produce ideas, inventions, documentation, computer code, tools, procedures, techniques, know-how, improvements and/or other materials, whether or not they are reduced to practice or made or conceived by me solely or jointly with others that relate to the business of any of the Company and its Affiliates (collectively "Inventions").

        3.      CONFIDENTIALITY.  During and after my employment, I
                ---------------
will not disclose or otherwise distribute the Confidential Information, Inventions or Third Party Information to any third party that is not otherwise publicly available. I will use the Confidential Information, Inventions and Third Party Information only to perform my duties as an employee of the Company, and for no other purpose. I further agree that after I leave the Company, I will not incorporate, use or exploit any of the Confidential Information, Inventions or Third Party Information (disclosed separately or embodied in the products, procedures or operations of any of the Company or its Affiliates), or assist any others in doing so, so long as such information is not otherwise publicly available.

        4.      PROPERTY RIGHTS.  The Company and its Affiliates shall
                ---------------
solely own and have exclusive worldwide right, title and interest in and to the Confidential Information and Inventions, and to all modifications, enhancements and derivative works thereof, in all United States and worldwide trademarks, service marks, trade dress, copyrights, patents, trade secrets and all other intellectual property rights related thereto (including all renewals and extensions thereof) (collectively "Intellectual
Property Rights"). No license or other interest of any kind in the Confidential Information, Inventions or Third Party
Information is directly or indirectly granted to me. During and after my employment with the Company, I will not challenge or otherwise impair any of the Company's or its Affiliate's rights to the Confidential Information, Inventions, its products, and/or the validity or enforceability of its Intellectual Property
Rights.

        5.      ASSIGNMENT.  I agree that the Inventions are made
                ----------
within the scope of my employment with the Company, are commissioned at the specific request and control of the Company, and shall be deemed "works made for hire" under the United States copyright laws, and the Company shall be the sole creator and owner of the Inventions. From the moment of creation, I irrevocably assign and transfer to the Company all right, title and interest worldwide in and to all of the Inventions, to all modifications, enhancements and derivative works thereof, and to all worldwide Intellectual Property Rights related thereto. The above assignment includes without limitation the exclusive right for the Company to exploit the Inventions by and through all media, platforms, processes, and other means now known or hereafter devised. I further irrevocably waive all rights to assert any moral rights in any way regarding the Inventions and/or the Intellectual Property Rights related thereto.

        NOTICE REQUIRED BY MINNESOTA LAW: Pursuant to Minnesota Statute Section 181.78(3), I am hereby notified that this Paragraph 5 regarding assignment of Inventions does not apply to any invention for which no equipment, supplies, facility or trade secret information of the Company or any of its Affiliates was used and which was developed entirely on my own time, and (1) which does not relate (a) directly to the business of any of the Company or any of its Affiliates; or (b) to any of the Company or any Affiliate's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by me for the Company.

        6.      REPRESENTATIONS.  I warrant that in performing my job
                ---------------
at the Company, I have not and will not violate any legal or equitable duties owed to any of my current or previous employers, customers or other business or consulting relationships
(collectively "Relationships"), including without limitation duties relating to protecting confidential information or refraining from competitive activities. I further warrant that
(a) I have not and will not disclose to anyone at any of the Company or any other Affiliate any confidential or proprietary information or material of a current or previous Relationship;
(b) I will not in any way use, incorporate or refer to any confidential or proprietary information or material of a current or previous Relationship in performing my work at the Company;
and (c) my Inventions shall be new and original, and shall not use or incorporate any materials or intellectual properties of third parties, except for such materials as specifically authorized in advance by the Company for which the Company has or obtains a license to use.

        7.      PRIOR INVENTIONS.  I understand that all inventions, if
                ----------------
any, which I made prior to my employment with the Company are excluded from this Agreement. I warrant that Exhibit "A" represents a complete and accurate list of all of my prior inventions, including numbers of all patent, trademark and copyright applications or registrations and brief descriptions of all unpatented, un-trademarked or un-copyrighted inventions which are not the property of a current or previous Relationship. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of any of the Company or any of its Affiliates which appears to threaten or conflict with my rights in a prior invention. In the event I fail to give such notice, I agree that I will have no right to make any claim at any time against any of the Company or any of its Affiliates regarding the prior invention. To the extent that I incorporate any of my prior inventions into the Company's products or services, I hereby grant to the Company a non-exclusive, irrevocable, royalty free, perpetual and worldwide license, with the right to sublicense, to make, have made, modify, copy, perform, display, make derivative works, distribute, use and/or sell such prior inventions as part of or in connection with such product or service.

        8.      TERMINATION.  In the event my employment is terminated
                -----------
for any reason, I resign or otherwise leave the Company 's employ or at any other time upon the Company 's request, I will immediately deliver to the Company (a) all Confidential
Information, Third Party Information and Inventions, and (b) all documents, computer discs, electronic files, computer code, materials, equipment, documents, drawings and other information both in hard copy and in machine readable form that in any way relate to the Confidential Information, Third Party Information, Inventions or my employment or other work at the Company. I will not make or retain any hard or electronic copies of any such information or materials, make or retain any summaries or descriptions of any such information or materials, and/or erase any hard drives or otherwise delete any such information or materials from any laptop or desktop computers, computer networks or other electronic devices or services of the Company.
Immediately upon my termination or other departure, I agree to sign and deliver to the Company the "Termination Certificate" in Exhibit "B." During my employment with the Company and at all times thereafter, I agree that I will not disparage any of the Company or any of its Affiliates to third parties.

        9.      RESTRICTIVE COVENANT.  In consideration of the sums
                --------------------
paid to me in connection with my employment by the Company, I agree that I will not, anywhere in the United States, for a period beginning on the Start Date and continuing for one year after the date of termination of employment with the Company, without the prior written consent of the Company, directly or indirectly:

                (a) own, manage, control, operate, participate in, consult with, render services to (as an officer, director, employee, partner, consultant or in any similar role) or have any other interest as a stockholder, lender or other financial or beneficial interest in any Competitor;
        provided, however, that ownership of not more than two percent (2%) of any class of securities traded actively, over-the-counter or through a stock exchange shall not violate this subparagraph (a);

                (b) solicit, induce or persuade any employee or contractor of the Company or any Affiliate to leave employment with that entity for any reason;

                (c) hire or retain or assist others in hiring or retaining any individuals who are employees or contractors of the Company or any Affiliate or who were employees or contractors at any time during the twelve (12) month period prior to the Start Date of my employment with the Company;

                (d) solicit, call on or take away any Customers of the Company or any Affiliate, on behalf of or for the benefit of any Competitor or any Competitive Business for myself or for any third party ("Customer" means any person or entity to whom the Company or any Affiliate has provided goods or services, or to whom the Company or such Affiliate has submitted a proposal to provide goods or services and who I have been introduced to by or through the Company or have become acquainted with by working for the Company);

                (e) perform or supply any services or products (as an employee, contractor or otherwise) to such Customers on behalf of or for the benefit of any Competitor or any Competitive Business for myself or for any third party;

                (f) induce or persuade or assist others in inducing or persuading any such Customer to reduce or discontinue doing business with the Company or any Affiliate or to purchase from another person or entity goods or services supplied or which could be supplied by the Company or any Affiliate to that Customer; or

                (g) interfere with any business relationship between the Company and any Affiliate and any other person or entity.

        10.     DEFINITIONS.  For purposes of this Agreement, the
                -----------
        following terms shall have the following definitions:

                (a) "Affiliate" means a company (i) 50% or more of the voting securities of which are owned, directly or indirectly, by the Company; (ii) which owns, directly or indirectly, 50% or more of the voting securities of the Company; or (iii) any person or entity, directly or indirectly, controlling, controlled by or under common control with the Company.

                (b) "Competitive Business" means a business that provides any of the following services, for any of school grades K through 12 or in the post-secondary educational market: (i) research, psychometric and test development services; (ii) development and publication of assessment materials; (iii) assembling, packaging and distributing assessment materials; (iv) assessment scanning and processing of assessment data; (v) developing, producing and utilizing databases for analysis and reporting of assessments; (vi) scoring services for standard and alternative assessments; (vii) performance assessment services; or (viii) consultation services for clients on providing project management and professional development services related to the delivery, scanning or scoring of assessments. Competitive Business shall also be deemed to include the licensing, marketing, or distribution of any Competitive Business. The assessments, referred to herein and any documents or materials to be provided through the services performed by any Competitive Business may be in print, film, tape, electronic, internet or other media or forms, anywhere in the world, in any language, whether now known or hereafter developed.

                (c) "Competitor" means any person or entity that owns, manages, controls or engages in any Competitive Business;
        provided, however, that, any person or entity which owns,
        -----------------
        manages, controls or engages in multiple lines of business shall be deemed a "Competitor" only with respect to any such line of business which is a Competitive Business and not with respect to any such line of business which is not a Competitive Business.

        11.     ENFORCEMENT.  I agree that the Company will be
                -----------
irreparably harmed and money damages will be inadequate compensation to the Company in the event I breach any provision of this Agreement. Accordingly, I agree that all the provisions of this Agreement shall be specifically enforceable, and the Company shall be entitled to injunctive relief against me in addition to other available remedies, for my breach of any provision of this Agreement. I further agree that all of the provisions of this Agreement are reasonable and necessary to protect Confidential Information of the Company and its Affiliates, contractual obligations regarding Third Party Information, Inventions, goodwill of its business and its competitive position in the marketplace, and that such provisions are fair and will not prevent me from earning a sufficient livelihood.

        12.     GOVERNING LAW AND VENUE.  This Agreement shall be
                -----------------------
interpreted and enforced according to the substantive laws of the State of Minnesota, without application of its conflicts or choice of law rules. I irrevocably submit to the jurisdiction and venue of the state and/or federal courts located in Minnesota for any action or proceeding regarding this Agreement.

        13.     ASSIGNMENT.  I agree that I have no right to assign or
                ----------
otherwise transfer any of my rights or obligations under this Agreement, in whole or in part. This Agreement shall be binding upon and inure to the benefit of the Company and each of its Affiliates and each of their successors, assigns and legal representatives.

        14      WAIVER.  I agree that any failure by the Company or any
                ------
of its Affiliates to enforce any provision of this Agreement shall not be deemed a waiver unless such waiver is in writing and signed by the Company.

        15.     VALIDITY.  If any provision of this Agreement is held
                --------
by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect.

        16.     ENTIRE AGREEMENT.  This Agreement constitutes the
                ----------------
entire agreement regarding the subject matter hereof, and supersedes all prior or contemporaneous understandings, whether oral or written. This Agreement cannot be modified or amended, except by a writing signed by both the Company and me. Exhibits "A" and "B" are fully incorporated herein.

        17.     SURVIVAL.  I agree that all of the provisions of this
                --------
Agreement shall survive the termination of this Agreement or my employment with the Company except for Paragraph 7.




Dated as of _______________				____________________
                                                        Roy Lipner
                                                        (Name of Employee)

                                 EXHIBIT "A"
                                 -----------

                          LIST OF PRIOR INVENTIONS


      __X___ No prior inventions

      ______ See below

Title               Date of Creation            Identifying Number
-----               ----------------            ------------------
                                                and Brief Description
                                                ---------------------

                                 EXHIBIT "B"
                                 -----------

                           TERMINATION CERTIFICATE

      I hereby certify that:

      (a)	I have delivered and returned to the Company (i) all
Confidential Information, Third Party Information and Inventions, and (ii) all notes, records, computer discs, electronic files, computer code, materials, equipment, drawings, documents and other information in any way related to my employment or other work for the Company or any Affiliate (collectively "Materials");

      (b)	I have not made or retained any hard or electronic
copies of any of the Materials, and to not have in my possession, at home or otherwise, any of the Materials or copies thereof; and

      (c)	I have fully complied with and will continue to fully
comply with all the provisions of the Employee Proprietary
Information Agreement previously signed by me, including without limitation reporting Inventions, Non-competition and keeping confidential all of the Confidential Information, Third Party
Information and Inventions.


DATED: ______________________                _________________________
                                             (Name of Employee)